Exhibit 99.1

Sports Properties Acquisition Corp. Announces Plan to Continue Business

As a Taxi Medallion Acquiror and Manager

NEW YORK, November 18, 2009 – Sports Properties Acquisition Corp. (“Sports Properties”) (NYSE Amex: HMR), a public investment vehicle, announced today that it has signed a framework agreement with Medallion Financial Corp. (“Medallion”), which sets forth the steps Sports Properties will take to continue its business as a corporation that acquires, actively manages and leases taxicab medallions, operates on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to the taxi industry. Sports Properties also intends to strategically seek new business opportunities in taxi-related operating businesses. The transactions contemplated by the framework agreement are expected to be completed prior to January 17, 2010, pending approval by Sports Properties’ stockholders and warrant holders and subject to certain closing conditions. It is anticipated that, subject to stockholder approval, Sports Properties will change its name to Medallion Management, Inc.

Consummation of the transactions contemplated by the framework agreement are conditioned upon, among other things, the approval by Sports Properties’ stockholders and warrant holders of certain amendments to Sports Properties’ certificate of incorporation and warrants, respectively. Sports Properties’ warrant holders will be asked to amend their respective warrants to, among other things, (i) increase the exercise price from $7.00 to $12.00 per share in exchange for extending the warrant expiration by three years to January 17, 2015, (ii) increase the price at which Sports Properties’ common stock must trade before Sports Properties is able to redeem the warrants issued in Sports Properties’ initial public offering in 2008 (the “IPO”) from $14.25 to $18.75, and (iii) eliminate the cashless exercise feature of the warrants issued in Sports Properties’ IPO. It is also contemplated that Medallion will cancel, prior to or upon the consummation of the transactions contemplated by the framework agreement, all of its shares acquired from Sports Properties prior to its IPO that it still holds. In addition, Sports Properties is in discussions with the underwriters in its IPO to reduce a portion of the deferred underwriting commissions.

Andrew Murstein, Vice Chairman of Sport Properties stated, “We looked at many opportunities over the last two years, but we believe this transaction in the taxi industry provides the best opportunity available for our stockholders. We believe that as a result of this transaction, we will be the only publicly traded company focused on acquiring and managing taxicab medallions. In major metropolitan areas of the United States, taxicabs are an integral part of the transportation infrastructure.”

“Taxi operations have shown significant resiliency in the face of challenging economic conditions. According to data published by the New York City Taxi and Limousine Commission, since 1995, New York City corporate taxi medallions, the transferable licenses needed to operate street hail taxicabs in New York City, have experienced an average annual appreciation of 17.63% and the average price of a New York City corporate taxi medallion was $767,000 at September 30, 2009. We believe that the existing regulatory systems and related economic factors in not only New York City, but in other cities as well, support the case for additional appreciation in the value of the licenses and for higher lease rates over time. Furthermore, we believe the taxi industry is very fragmented with no one owner owning more than 1% of taxis nationwide. This is a niche industry ripe for consolidation,” continued Mr. Murstein.

Sports Properties’ Management and Investment Team

Andrew Murstein will become Chief Executive Officer and continue as our Vice Chairman following consummation of the transaction. He has been in the taxi industry for more than 20 years and is the third generation in his family to be active in the industry. Leon Murstein, Andrew’s grandfather began his career in the taxi industry in 1937 when the City of New York sold 11,787 taxi medallions for $10 each. The City of New York did not sell any new medallions until 1996, and today only 13,237 taxi medallions are in existence. Mr. Alvin Murstein has agreed to serve as the Chairman of the Board of Directors following the consummation of the transaction. He has been in the taxi industry for over 45 years. Companies affiliated with Alvin Murstein and Andrew Murstein have lent more than $3,000,000,000 to the taxi industry.

Sports Properties Acquisition Corp.

Sports Properties is a blank check company formed for the purpose of acquiring, through merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar type of transaction or a combination of the foregoing, of the assets of one or more domestic or international operating businesses, or one or more domestic or international operating businesses themselves. Since its initial public offering, Sports Properties’ activities have been limited to identifying and evaluating prospective acquisition targets.

Forward-looking statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Sports Properties’ actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Sports Properties’ expectations with respect to future performance, anticipated financial impacts of the proposed transactions, certificate of incorporation, the trust agreement amendments and warrant amendments and related transactions; approval of the proposed certificate of incorporation, trust agreement amendments, warrant amendments and related transactions by shareholders and warrant holders, as applicable; the satisfaction of the closing conditions to the proposed transactions, certificate of incorporation, the trust agreement amendment and warrant amendments and related transactions; and the timing of the completion of the proposed transactions, certificate of incorporation, trust agreement amendments, warrant amendments and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Sports Properties’ control and difficult to predict. Factors that may cause such differences include, but are not limited to, the following: regulatory changes affecting the taxicab industry; the level of rental revenue Sports Properties achieves from its assets; the market value and the supply of, and demand for, taxicab medallions; the challenges that Sports Properties may face as a result of the current economic slow-down; the conditions in the local markets in which Sports Properties operate, as well as changes in national economic and market conditions; Sports Properties’ ability to lease and acquire taxicab medallions; the level of revenue Sports Properties achieves from its fleet operations; Sports Properties’ ability to enter into new leases or to renew leases with existing lessees of its taxicab medallions at favorable rates; the competitive landscape impacting the taxicab industry; Sports Properties’ relationships with its lessees and their financial condition; Sports Properties’ use of leverage as part of its financing strategy and its ability to make payments or to comply with any covenants under any borrowings or other debt facilities Sports Properties obtains; the growth or continuing importance of taxicabs located in the major metropolitan areas in which Sports Properties invests; the level of Sports Properties’ operating expenses, including amounts it is required to pay to its management team; Sports Properties’ net realized gain or loss on the sale or other disposition of taxicab medallions; and changes in interest rates that could impact the market price of Sports Properties’ common stock and the cost of its borrowings. Other factors include the possibility that the transactions contemplated by the framework agreement do not close, including due to the failure to receive required stockholder and warrantholder approvals, or the failure to meet other closing conditions.

Sports Properties cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Sports Properties’ most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward-looking statements concerning Sports Properties, the framework agreement, the related transactions or other matters and attributable to Sports Properties or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Sports Properties cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Sports Properties does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Sports Properties intends to file a preliminary proxy statement with the SEC in connection with the proposed transactions and to mail a definitive proxy statement and other relevant documents to Sports Properties stockholders and warrant holders. Stockholders and warrant holders of Sports Properties and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with solicitation of proxies for the special meetings of Sports Properties’ stockholders and Sports Properties’ warrant holders to be held to approve the transactions because this proxy statement will contain important information about Sports Properties and the proposed transactions. Such persons can also read Sports Properties’ final prospectus from its initial public offering dated January 17, 2008, its annual report on form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 27, 2009, as amended (“Annual Report”) and other reports as filed with the SEC, for a description of the security holdings of Sports Properties’ officers and directors and their affiliates and their other respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to stockholders and warrant holders as of a record date to be established for voting on the proposed transactions, certificate of incorporation amendments, trust agreement amendments, warrant amendments and related transactions. Stockholders and warrant holders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Sports Properties Acquisition Corp., 437 Madison Avenue, New York, New York 10022, Attention: Andrew Murstein, telephone (212) 328-2100.

Participation in Solicitation

Sports Properties, and its respective directors, executive officers, affiliates and other persons may be deemed to be participants in the solicitation of proxies for the special meetings of Sports Properties’ stockholders and Sports Properties’ warrant holders to approve the proposed transaction. A list of the names of those directors and officers and descriptions of their interests in Sports Properties is contained in Sports Properties’ Annual Report. Sports Properties’ stockholders and warrant holders may also obtain additional information about the interests of its directors and officers in the transactions by reading the preliminary proxy statement and other relevant materials to be filed by Sports Properties with the SEC when they become available.

Disclaimer

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Sports Properties, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Media Contact:

Harry Zlokower

Zlokower Company

(212) 447-9292

Investor Contact:

Andrew Murstein

Sports Properties Acquisition Corp.

437 Madison Avenue

New York, New York 10022

(212) 328-2100